Exhibit q

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, hereby makes, constitutes and appoints, R. Jay Gerken, Robert I. Frenkel, Thomas C. Mandia, Rosemary D. Emmens, Harris Goldblat and George Hoyt, and each and any one of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities for the purpose of executing in my name, (a) in my personal capacity or (b) in my capacity as a Trustee of CitiFunds Institutional Trust (Securities Act File No. 33-49552), CitiFunds Premium Trust (Securities Act File No. 33-28844), CitiFunds Trust I (Securities Act File No. 02-90518), CitiFunds Trust III (Securities Act File No. 02-91556), Smith Barney Investment Series (Securities Act File No. 33-11716), Smith Barney Trust II (Securities Act File No. 02-90519), Salomon Funds Trust (Securities Act File No. 33-5819), Variable Annuity Portfolios (Securities Act File No. 33-15119), U.S. Treasury Reserves Portfolio (Investment Company Act File No. 811-6277), Tax Free Reserves Portfolio (Investment Company Act File No. 811-6118), Liquid Reserves Portfolio (Investment Company Act File No. 811-05813), and Institutional Portfolio (Investment Company Act File No. 811-10407) all documents relating to filings with the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended (collectively, the "Acts"), and the rules and regulations promulgated thereunder, including any registration statements (and all pre-effective and post-effective amendments thereto) required to be filed with the SEC pursuant to the Acts.

All past acts of the attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This power of attorney shall be valid for the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of February 17, 2006.

/s/	R. Jay Gerken	/s/	Elliott J. Berv

R. Jay Gerken		Elliott J. Berv

/s/	Donald M. Carlton	/s/	A. Benton Cocanougher

Donald M. Carlton		A. Benton Cocanougher

/s/	Mark T. Finn	/s/	Stephen Randolph Gross

Mark T. Finn		Stephen Randolph Gross

/s/	Diana R. Harrington	/s/	Susan B. Kerley

Diana R. Harrington		Susan B. Kerley

/s/	Alan G. Merten	/s/	R. Richardson Pettit

Alan G. Merten		R. Richardson Pettit